EX-99.B(e)selua

UNDERWRITING AGREEMENT

THIS AGREEMENT, originally made as of the November 15, 2000, by and between Waddell & Reed Advisors Value Fund, Inc. and Waddell & Reed, Inc., is hereby amended and restated as of May 21, 2003, by and between Waddell & Reed Advisors Select Funds, Inc. (f/k/a Waddell and Reed Advisors Value Fund, Inc.) (hereinafter "Corporation"), a Maryland corporation, and Waddell & Reed, Inc. (hereinafter "W&R"), a Delaware corporation;

I.	REPRESENTATIONS

	A.	The Corporation represents that

		1)	it is a registered open-end management investment company (mutual fund), and

2)
the shares of each of its classes of shares ("Fund") and of each sub-class thereof ("Class"), if any, are, as of the date of the effectiveness of this Agreement as to each such Fund or Class, registered with the Securities and Exchange Commission ("SEC") and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon. (As to any Fund or Class not registered with the SEC and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon, this Agreement shall become effective as to such Fund or Class upon such registration and qualification or authorization.)

	B.	W&R represents that

		1)	it is a broker-dealer registered with the SEC and is duly qualified to offer shares of the Funds in all states in which the shares are currently qualified or otherwise authorized for offer for sale;

		2)	it is a member of the National Association of Securities Dealers, Inc. ("NASD");

3)
it maintains a retail securities and insurance sales organization consisting in part of a number of representatives authorized under Federal and state securities laws to solicit as representatives of W&R orders for Fund shares and other securities;

4)
it maintains and enforces procedures to enable it to supervise its representatives and associated persons in accordance with applicable securities laws, rules and regulations including the Rules of the NASD; and

5)
it maintains and enforces procedures to review for compliance with applicable securities laws, rules and regulations all sales literature and promotional materials used by it and authorized to be used by its representatives in solicitation of orders to buy Fund shares, and it files, when applicable, such literature and materials with the NASD.

II.	APPOINTMENT OF UNDERWRITER and OBLIGATIONS

The Corporation hereby, as applicable, appoints W&R or continues the appointment of W&R, and W&R, as applicable, agrees to act or continues to act, as the Corporation's principal underwriter under the terms and provisions of this Agreement.

	A.	Corporation agrees

1)
to use its best efforts to register from time to time under the Securities Act of 1933 (the "Securities Act") adequate amounts of its shares for sale by W&R to the public and to qualify or to permit W&R to qualify such shares for offering to the public in such states as may from time to time be agreed upon;

2)
to immediately advise W&R (i) when any post-effective amendment to its registration statement or any further amendment or supplement thereto or any further registration statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendments to the registration statement(s) or any then effective prospectus or for additional information, (iii) of the issuance by the SEC of any stop-order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the registration statement or any then effective prospectus or which, in the opinion of counsel for the Corporation, requires the making of a change in the registration statement or any then effective prospectus in order to make the statements therein not misleading; in case of the happening at any time of any event which materially affects the Corporation or its securities and which should be set forth in a supplement to or an amendment of any then effective prospectus in order to make the statements therein not misleading, to prepare and furnish to W&R such amendment or amendments to that prospectus as will correct the prospectus so that as corrected it will not contain, or such supplement or supplements to that prospectus which when read in conjunction with that prospectus will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in that prospectus not misleading; if any time the SEC shall issue any stop-order suspending the effectiveness of the registration statement, to make every reasonable effort to obtain the prompt lifting of such order; and, before filing any amendment to the registration statement or to any then effective prospectus, to furnish W&R with a copy of the proposed amendment;

3)
to advise W&R of the net asset value of the shares of each of its Funds and Classes, as applicable, as often as computed and to furnish to W&R as soon as practical such information as may be reasonably requested by W&R in order that it may know all of the facts necessary to sell shares of the Funds;

4)
to make delivery of its shares subject to the provisions of its Articles of Incorporation and Bylaws to W&R as ordered by W&R as soon as reasonably possible after receipt of the orders and against payment of the consideration to be received by the Corporation therefor from W&R;

5)
to pay or cause to be paid all expenses incident to the issuance, transfer, registration and delivery of its shares, all taxes in connection therewith, costs and expenses incident to preparing and filing any registration statements and prospectuses and any amendments or supplements to a registration statement or a prospectus, statutory fees incidental to the registration of additional shares with the SEC, statutory fees and expenses incurred in connection with any Blue Sky law qualifications undertaken by or at the request of W&R, and the fees and expenses of the Corporation's counsel, accountants or any other experts used in connection with the foregoing; and

		6)	not without the consent of W&R to offer any of its shares for sale directly or to any persons or corporations other than W&R, except only

			a)	the reinvestment of dividends and/or distributions or their declaration in shares of the Funds, in optional form or otherwise;

			b)	the issuance of additional shares to stock splits or stock dividends;

			c)	sale of shares to another investment or securities holding company in the process of purchasing all or a portion of its assets;

			d)	in connection with an exchange of shares of the Funds for shares in another investment or securities holding company;

			e)	the sale of shares to registered unit investment trusts; or

			f)	in connection with the exchange of one Fund's shares for shares of another Fund of the Corporation.

	B.	W&R agrees

1)
to offer Fund shares in such states as may be agreed upon through its retail account representatives and, at its sole discretion, through broker-dealers which are members of the NASD on such terms as are not inconsistent with this Agreement;

		2)	to order shares from the Corporation only after it has received a purchase order therefor;

3)
to pay to the Corporation the net asset value of shares sold within two business days after the day payment is received by W&R at its principal place of business from the investor or broker-dealer, or pay the Corporation at such other time as may be agreed upon hereafter by the Corporation and W&R, or as may be prescribed by law or the Rules of the NASD;

		4)	in offering shares to comply with the provisions of the Articles of Incorporation and Bylaws of the Corporation and with the provisions stated in its applicable then current prospectus(es);

5)
to timely inform the Corporation of any action or proceeding to terminate, revoke or suspend W&R's registration as a broker-dealer with the SEC, membership in the NASD, or authority with any state securities commission to offer Fund shares; and

6)
to pay the cost of all sales literature, advertising and other materials which it may at its discretion use in connection with the sale of Fund shares, including the cost of reports to the shareholders of the Funds in excess of the cost of reports to existing shareholders and the cost of printing the prospectus(es) furnished to it by the Corporation.

III.	TERMS FOR SALE OF SHARES

	A.	It is mutually agreed that

1)
W&R shall act as principal in all matters relating to promotion and sale of Fund shares, including the preparation and use of all advertising, sales literature and other promotional materials, and shall make and enter into all other arrangements, agreements and contracts as principal on its own account and not as agent for the Corporation. Title to shares issued and sold by the Corporation through W&R shall pass directly from the Corporation to the dealer or investor, or shall first pass to W&R as it may from time to time be determined by W&R and the Corporation; except provided, however, that W&R may, if so agreed by W&R and the Corporation, act as agent of the Corporation without commission on repurchase of shares of the Funds;

2)
certificates for shares shall not be created or delivered by the Corporation in any case in which the purchase is pursuant to any provisions of the Funds described in its applicable then current prospectus(es) under the terms of which certificates are not to be issued to the shareholder. Shares sold by W&R shall be registered in such name or names and amounts as W&R may request from time to time, and all shares when so paid for and issued shall be fully paid and non-assessable;

3)
the offering price at which shares of the Funds may be sold by W&R shall include such selling commission as may be applicable to that Class and as may be fixed from time to time by W&R but shall not be in excess of the maximum permitted under the rules and regulations of the National Association of Securities Dealers, Inc. W&R shall retain any such sales commission and may re-allow all or any part of the sales commission to its account representatives and to selected brokers and dealers who sell shares of the Funds; and

4)
W&R may designate, reduce or eliminate its selling commissions in certain sales or exchanges to the extent described in the applicable then current prospectus(es) of the Funds and in accordance with Section 22(d) of the Investment Company Act of 1940 and any rules, regulations or orders of the SEC thereunder.

IV.	ANTI-MONEY LAUNDERING DELEGATION

The Bank Secrecy Act, as amended by the USA PATRIOT ACT, requires the Fund to develop, implement and institute an anti-money laundering program ("AML Program"), and the Fund has adopted the AML Program set forth in Schedule 1 hereto; W&R processes investor account applications, approves and qualifies prospective investors, accepts investor funds, and/or services investor accounts, and the Fund wishes to delegate certain aspects of the implementation and operation of the Fund's AML Program to W&R; and W&R desires to accept such delegation.

A.
Delegation. The Fund hereby delegates to W&R, as agent for the Fund, responsibility for the implementation and operation of the following policies and procedures in connection with the Fund's AML Program, as applicable to W&R's functions as defined in the Agreement: (i) know-your-customer policies; (ii) monitoring accounts and identifying high risk accounts; (iii) policies and procedures for reliance on third parties; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) no cash policy; (vi) detecting and reporting suspicious activity; and (vii) all related recordkeeping requirements, and W&R accepts such delegation. W&R further agrees to cooperate with the Fund's AML Compliance Officer in the performance of W&R's responsibilities under the AML Program.

B.
The AML Program. W&R hereby represents and warrants that W&R has received a copy of the Fund's AML Program and undertakes to perform all responsibilities imposed on W&R as a "Service Provider" thereunder. The Fund hereby agrees to provide to W&R any amendment(s) to the AML Program promptly after adoption of any such amendment(s) by the Fund.

C.
Consent to Examination. W&R hereby consents to: (a) provide to federal examination authorities information and records relating to the AML Program maintained by W&R; and (b) the inspection of W&R by federal examination authorities for purposes of the AML Program.

D.
Anti-Money Laundering Program. W&R hereby represents and warrants that W&R has implemented and enforces an anti-money laundering program ("AMLP") that complies with laws, regulations and regulatory guidance applicable to the Fund and W&R, and includes, if applicable:

		1)	know-your-customer policies;

		2)	due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

		3)	reasonable internal procedures and controls to detect and report suspicious activities;

		4)	monitoring accounts and identifying high-risk accounts;

		5)	a compliance officer or committee with responsibility for the anti-money laundering program;

6)
employee training, including that: (i) new employees receive AML training upon the commencement of their employment; and (ii) existing employees receive AML training at the time such employees assume duties that bring them into contact with possible money laundering activities;

		7)	an independent audit function; and

		8)	recordkeeping requirements.

	E.	Delivery of Documents. W&R agrees to furnish to the Fund the following documents:

		1)	a copy of W&R's AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment;

		2)	a copy of any deficiency letter sent by federal examination authorities concerning W&R's AMLP; and

3)
no less frequently than annually, a report on W&R's anti-money laundering program that includes a certification to the Fund concerning W&R's implementation of, and ongoing compliance with, its anti-money laundering program and a copy of any audit report prepared with respect to W&R's anti-money laundering program.

F.
Reports. W&R will provide periodic reports concerning W&R's compliance with W&R's AMLP and/or the Fund's AML Program at such times as may be reasonably requested by the Fund's Board of Directors or the Anti-Money Laundering Compliance Officer.

V.	THE PLAN

A.
It is mutually acknowledged that the Corporation has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Plan"), which Plan is applicable to certain shares and that the Corporation may in the future adopt Plans applicable to certain Funds and Classes, respectively.

B.
With respect to any Fund or Class as to which the Corporation has adopted a Plan, pursuant to that Plan, each day the Corporation shall pay to W&R a distribution fee and/or a service fee at the maximum rates and under the terms and conditions set forth in the applicable Plan, as amended from time to time, or such lesser amount as the Corporation and W&R may agree.

C.
The Corporation shall, after excluding from the redemption proceeds that portion represented by the reinvestment of dividends and distributions and the appreciation of the value of Fund shares being redeemed, promptly pay W&R an amount, if any, equal to the percent of the amount invested as determined by W&R and as is then stated in the Funds' current prospectus applicable to the shares redeemed (the "contingent deferred sales charge"). For purposes of determining the applicable contingent deferred sales charge, if any: the redemptions shall be deemed in order of investment made when more than one investment has been made; and when the shares being redeemed were acquired by exchange of shares of another Fund or Class of the Corporation, or corresponding class of another registered investment company for which W&R or its affiliate serves as principal underwriter, the investment shall be deemed as if it had been made when the Corporation's shares were first purchased, and the applicable contingent deferred sales charges, if any, shall be with respect to the amount originally invested in Corporation shares; and provided that any contingent deferred sales charge shall be determined in accordance with and in the manner set forth in the applicable then current prospectus and any applicable Order or Rule issued by the SEC.

D.
It is contemplated that W&R may pay commissions to its field sales force at the time of sale of the Funds' shares and may incur other expenses substantially in advance of receiving the distribution fee, if any, that may be applicable to the payment of such commissions and expenses. W&R recognizes that such payments are at its risk and that this Agreement may be terminated or not continued as hereinafter provided without the payment to it of any further distribution fees or service fees whatsoever and without the payment of any penalty. The contingent deferred sales charges, if any, shall, however, be payable to W&R with respect to all subject sales made prior to the termination of this Agreement.

E.
W&R shall at least quarterly provide to the Corporation's board of directors a written report with respect to each Fund or Class, as applicable, of the amounts of the distribution and/or service fees expended and the purposes for which these expenditures were made. W&R shall in addition furnish to the board of directors of the Corporation such information as may be requested or as may be necessary to an informed determination by the directors of whether or not the directors should continue the Corporation's Plan(s) and continue this Agreement and to determine whether there is reasonable likelihood that the Plan(s) and this Agreement will benefit the Corporation and its shareholders affected by such Plan(s).

VI.	INDEMNIFICATION

A.
The Corporation agrees with W&R for the benefit of W&R and each person, if any, who controls W&R within the meaning of Section 15 of the Securities Act and each and all and any of them, to indemnify and hold harmless W&R and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the underwriter and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Corporation or to any such losses, claims, damages, liabilities or litigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Corporation by W&R for inclusion in any registration statement or any prospectus or any amendment thereof or supplement thereto. W&R and each such controlling person shall promptly, after the complaint shall have been served upon W&R or such controlling person in any litigation against W&R or such controlling person in respect of which indemnity may be sought from the Corporation on account of its agreement contained in this paragraph, notify the Corporation in writing of the commencement thereof. The omission of W&R or such controlling person so to notify the Corporation of any such litigation shall relieve the Corporation from any liability which it may have to W&R or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the Corporation from any liability which it may have to W&R or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against W&R or any such controlling person and the underwriter or such controlling person shall notify the Corporation of the commencement thereof, the Corporation shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to W&R or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the Corporation contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of W&R or any such controlling person and shall survive any delivery of shares of the Corporation. The Corporation agrees to notify W&R promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

B.
Anything herein to the contrary notwithstanding, the agreement in Section A of this article, insofar as it constitutes a basis for reimbursement by the Corporation for liabilities (other than payment by the Corporation of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a director of the Corporation, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction the question of whether or not such interest is against public policy as expressed in the Securities Act.

C.
W&R agrees to indemnify and hold harmless the Corporation and its directors and such officers as shall have signed any registration statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Corporation or such directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Corporation or such directors or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Corporation by W&R for inclusion in any registration statement or any prospectus, or any amendment thereof or supplement thereto, or which statement was made in, or the alleged omission was from, any advertising or sales literature (including any reports to shareholders used as such) which relate to the Corporation.

W&R shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Corporation and its directors and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Corporation or any such director or officer in any litigation against the Corporation or any such director or officer in respect of which indemnity may be sought from W&R on account of its agreement contained in this paragraph, notify W&R in writing of the commencement thereof. The omission of the Corporation or such director or officer so to notify the underwriter of any such litigation shall relieve W&R from any liability which it may have to the Corporation or such director or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve W&R from any liability which it may have to the Corporation or such director or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Corporation or any such officer or director and notice of the commencement thereof shall have been so given to W&R, W&R shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Corporation. The indemnity agreement of W&R contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation and shall survive any delivery of shares of the Corporation. W&R agrees to notify the Corporation promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Corporation's shares.

D.
Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Corporation or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

VII.	OTHER TERMS

A.
This Agreement shall not be deemed to limit W&R from acting as underwriter and/or dealer for any other mutual fund, from engaging in any other aspects of the securities business, whether or not such may be deemed in competition with the sale of shares of the Funds, and to carry on any other lawful business whatsoever.

B.
Except as expressly provided in Article V and hereinabove, the agreements herein set forth have been made and are made solely for the benefit of the Corporation and W&R, and the persons expressly provided for in Article V, their respective heirs and successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation other than the Corporation, W&R and the persons expressly provided for in Article V any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the term "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

C.
This Agreement shall continue in effect, unless terminated as hereinafter provided, for a period of one (1) year and thereafter only if such continuance is specifically approved at least annually by the Board of Directors, including the vote of a majority of the directors who are not parties to the Agreement or "interested persons" (as defined in the Investment Company Act of 1940) or any such party and who have no direct or indirect financial interest in the operation of any Plan or any agreement relating to that Plan (hereafter the "Plan directors"), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by W&R at any time without penalty upon giving the Corporation sixty (60) days' written notice (which notice may be waived by the Corporation) and may be terminated by the Corporation at any time without penalty upon giving W&R sixty (60) days' written notice (which notice may be waived by W&R), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Plan directors, or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of a Fund with respect to that Fund. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940.

	D.	This Agreement shall be governed and construed in accordance with the laws of Kansas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be affixed as of the day and year first above written.

WADDELL & REED ADVISORS
SELECT FUNDS, INC.

By: /s/Henry J. Herrmann
Henry J. Herrmann, President

ATTEST:

By: /s/Kristen A. Richards
Kristen A. Richards, Secretary

WADDELL & REED, INC.

By: /s/Michael D. Strohm
Michael D. Strohm, President

ATTEST:

By: /s/Daniel C. Schulte
Daniel C. Schulte, Secretary

Schedule 1

WADDELL & REED ADVISORS GROUP OF MUTUAL FUNDS
IVY FUNDS, INC.
W&R TARGET FUNDS, INC.
WADDELL & REED INVESTED PORTFOLIOS, INC.
IVY FUNDS

ANTI-MONEY LAUNDERING PROGRAM

October 1, 2003

ANTI-MONEY LAUNDERING PROGRAM

INTRODUCTION

      On October 26, 2001, the USA PATRIOT Act1 ("Act") became law. Title III of the Act amended the Bank Secrecy Act ("BSA") to require all "financial institutions" to develop and institute anti-money laundering programs that, at a minimum:
    include internal policies, procedures, and controls;
    designate a compliance officer to administer and oversee the program;
    provide for ongoing employee training; and
    include an independent audit function to test the program.
      The Act also expanded the definition of "financial institution" under the BSA to include, among others, investment companies and broker-dealers. Interim final regulations issued by the Department of the Treasury ("Treasury") prescribe minimum standards for the anti-money laundering programs of open-end investment companies.2 Joint regulations issued by the Treasury and the Securities Exchange Commission require each registered open-end Investment Company to adopt a Customer Identification Program ("CIP") and procedures to implement the CIP ("CIP Procedures").3 Regulations to be prescribed by the Secretary of the Treasury may expand the definition of a financial institution to include investment advisers,4 transfer agents and other entities that are not currently covered by the Act.

      Money laundering is a serious threat to all financial institutions. Although banks have been subject to some form of anti-money laundering requirements since the passage of the BSA in 1970, the Act imposes substantial new anti-money laundering requirements on investment companies. The drafters of the Act, however, may not have focused specifically on the unique circumstances of investment companies, the majority of which conduct their business almost entirely through external service providers, do not have employees of their own and do not have direct contact with investors. Because of this structure, investment companies must rely on their service providers to have adequate anti-money laundering programs in place to monitor for money laundering activities of investment company investors. Nonetheless, investment companies have certain anti-money laundering responsibilities that, according to Treasury, they cannot delegate and, therefore, must also implement their own anti-money laundering programs to meet the requirements of the law.

STATEMENT OF POLICY

      This anti-money laundering program ("AML Program" or "Program") applies to each of the registered investment companies listed on Appendix A (each, a "Fund" and, collectively, the "Funds"). The Funds are committed to complying with all applicable anti-money laundering laws and guarding against money laundering and the financing of terrorist activities. To this end, the Funds shall take all reasonable steps and exercise reasonable diligence to prevent the use of the Funds by money launderers or to finance terrorist activities. Accordingly, each of the Funds has developed this anti-money laundering program ("AML Program") to:
  protect the Fund against the risks of unscrupulous persons attempting to fund terrorist or other criminal activities or launder the proceeds of illegal activities through the Fund;
  conduct the business of the Fund in a manner consistent with applicable laws and regulations designed to combat money laundering activities;
  endeavor to ensure that the Fund's service providers ("Service Providers") conduct their businesses in a manner consistent with applicable laws and regulations designed to combat money laundering activities and take all reasonable and appropriate steps to prevent use of the Fund by those engaged in money laundering activities; and
  protect the Fund from potential liability under the Act.

ANTI-MONEY LAUNDERING COMPLIANCE OFFICER
AND ANTI-MONEY LAUNDERING COMPLIANCE COMMITTEE

      Appointment. The Board of Directors, or Board of Trustees, as applicable, (all references to "Directors" shall be deemed to refer to Trustees as applicable) of each Fund has appointed the Fund's Vice President, Secretary and Associate General Counsel to serve as the Fund's Anti-Money Laundering Compliance Officer ("AML Compliance Officer") to administer, oversee and enforce day-to-day compliance with this AML Program. The AML Compliance Officer's contact information is set forth in Appendix B.

      Responsibilities. As more particularly described in this AML Program, the AML Compliance Officer shall have overall responsibility to administer and oversee the AML Program. In this capacity, the AML Compliance Officer's responsibilities shall include, without limitation:

  negotiating and proposing appropriate contractual arrangements on behalf of each Fund with Service Providers and evaluating compliance by Service Providers with those contractual arrangements and their own anti-money laundering programs as described herein;
  implementing, and reviewing no less frequently than annually, policies and procedures for investigating and reporting suspicious transactions;
  implementing, and reviewing no less frequently than annually, the Fund's AML training;
  arranging for the independent audit of this AML Program;
  reporting to the Fund's Board of Directors, no less frequently than annually, on compliance with this AML Program;
  maintaining the records required under this AML Program;
  coordinating all communication and information sharing with various government agencies with respect to compliance with anti-money laundering laws and regulations; and
  presenting to the Fund's Board of Directors for approval updates or revisions to this AML Program as necessary to accommodate changes in the BSA, applicable regulatory requirements, or the Fund's business.

      The AML Compliance Officer shall serve as a member of an AML Compliance Committee that includes representatives of Waddell & Reed, Inc., Ivy Funds Distributor, Inc. and Waddell & Reed Services Company ("AML Compliance Committee"). Except as otherwise provided herein, the AML Compliance Officer and the AML Compliance Committee shall work together to facilitate the performance of the responsibilities assigned to the AML Compliance Officer.

      Reporting. The AML Compliance Officer shall report directly to the President of the Fund.

PROCEDURES AND POLICIES FOR
DELEGATION TO SERVICE PROVIDERS

      Delegation. Because a Fund's Service Providers process investor account applications, approve and qualify prospective investors, and accept investor funds, the Fund must rely on these Service Providers to implement and operate certain aspects of this AML Program on behalf of the Fund. Accordingly, each of the Funds may delegate the implementation and operation of the following policies and procedures to such Service Providers: (i) Customer Identification Program ("CIP") and CIP Procedures; (ii) monitoring accounts and identifying high risk accounts; (iii) policies and procedures for reliance on third parties; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) no cash policy; (vi) detecting and reporting suspicious activity; and (vii) all related recordkeeping requirements. Each Fund shall obtain from each such Service Provider to whom responsibilities under this AML Program have been delegated such Service Provider's agreement to cooperate with the Fund's AML Compliance Officer in the performance of such Service Provider's responsibilities under this AML Program.

      To effect this delegation, each Fund shall enter into appropriate contractual arrangements with the Service Provider(s) that process investor account applications, approve and qualify investors and accept investor funds. Each Fund shall obtain, from each such Service Provider, that Service Provider's consent to permit federal examination authorities to obtain information and records relating to this AML Program and to inspect the Service Provider for purposes of the Program.

      Review and Evaluation. Before a Fund delegates any aspect of the implementation of this AML Program to a Service Provider, and no less frequently than annually thereafter, the AML Compliance Officer shall review and evaluate the Service Provider's anti-money laundering program as it relates to functions delegated to the Service Provider by the Fund. Each such Service Provider to whom a Fund delegates any aspect of the implementation and operation of this AML Program must have adopted and implemented an anti-money laundering program that complies with all laws, regulations and regulatory guidance applicable to the Fund and such Service Provider as it relates to functions delegated to the Service Provider by the Fund, and should include, at a minimum (to the extent relevant):

  a CIP and CIP Procedures;
  due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;
  detecting and reporting suspicious activity;
  monitoring accounts and identifying high-risk accounts;
  a designated compliance officer or committee with responsibility for implementing the anti-money laundering program;
  employee training;
  an independent audit function; and
  recordkeeping requirements.
  In conducting a review and evaluation of each Service Provider's anti-money laundering program, the AML Compliance Officer shall obtain and consider:
  a copy of the Service Provider's anti-money laundering program, CIP and CIP Procedures (which may be part of the Service Provider's Anti-Money Laundering Program) and any material amendment thereto promptly after the adoption of any such amendment;
  a copy of any deficiency letter sent by federal examination authorities concerning the Service Provider's anti-money laundering program and/or CIP and CIP Procedures; and
  no less frequently than annually, a report on the Service Provider's anti-money laundering program (including any CIP) that includes a certification to the Fund concerning the Service Provider's implementation of, and ongoing compliance with, its anti-money laundering program and a copy of any audit report prepared with respect to Service Provider's anti-money laundering program.

      The AML Compliance Officer shall retain records memorializing this evaluation.

      Reporting. The AML Compliance Officer shall report to each Fund's Board of Directors no less frequently than annually regarding the delegation by the Fund of the implementation of this AML Program to any Service Provider and the AML Compliance Officer's evaluation of each such Service Provider's anti-money laundering program.

CUSTOMER IDENTIFICATION PROGRAM ("CIP")

      CIP Procedures. Pursuant to CIP rules jointly adopted by the SEC and the U.S. Treasury, the Funds are required to implement reasonable procedures for (1) verifying the identity of any customer seeking to open an account with the Funds (to the extent such verification is reasonable and practicable); (2) maintaining records of the information used to verify such customer's identity, including the investor's name, address or other identifying information; and (3) determining whether the customer appears on any list of known or suspected terrorists or terrorist organizations provided to the fund by a governmental agency.

      The term "customer" of a Fund shall not include any of the following for purposes of these procedures: (i) a person that has an existing account in the Fund, provided the Fund has a reasonable belief that it knows the true identity of the person; (ii) a bank or other financial institution regulated by a state or a federal functional regulator; (iii) a government department or agency; or (iv) any entity listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

      An "account" is defined as any contractual or other business relationship between a person and a Fund established to effect transactions in securities issued by the Fund. The following are excluded from the definition of "account:" (1) an account that a Fund acquires through any merger, purchase of assets, or assumption of liabilities, and (2) an account opened for the purpose of participating in an employee benefit plan established under the Employee Retirement Income Security Act of 1974 9 ("ERISA").

      Prior to opening an account for a prospective customer, the following minimum identifying information must be obtained:
  Name;
  Date of birth, for an individual;
  Address (which for an individual should be a residential or business street address or, if none, an Army Post Office (APO) or Fleet Post Office (FPO) box number or the residential or business street address of a next of kin or other contact individual, and which for a person other than an individual should be a principal place of business, local office or other physical location);
  Identification number which, for a U.S. person, must be a taxpayer identification number and which, for a non-U.S. person, must be a taxpayer identification number, a passport number and country of issuance, an alien identification card number and/or the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard. For a person who has applied for, but has not yet received, a tax identification number prior to opening an account, an account may be opened with the Funds only if a fully-completed and signed application for tax identification number accompanies the new account application and the Service Provider to whom implementation of the CIP procedures is delegated has established procedures to obtain and verify the taxpayer identification number within a reasonable period of time.

      To the extent practical under the circumstances, the government-issued or other documentary identification provided by prospective customers should be visually inspected to verify the prospective customers' identities. The photograph and/or other identifying information should be verified as being visually consistent with the prospective customer's appearance. For prospective customers that are not individuals, the documents provided by the prospective customer regarding the existence of the entity (such as certified articles of incorporation, government-issued business license, partnership agreement, trust instrument, etc.) should be verified as appearing to be authentic and consistent with the identity of the legal entity. To the extent a visual inspection is not possible or if the visual inspection raises concerns regarding a prospective customer's identity, one or more of the following non-documentary methods should be used to verify the identity: (a) contact the prospective customer to resolve any discrepancy or concern; (b) request and check references with other individuals or entities who may be familiar with the prospective customer; or (c) obtain financial statements for the prospective customer. Circumstances that may require the use of non-documentary information include where an individual is unable to present an unexpired government-issued identification document that bears a photograph or similar safeguard, the identification documents presented by the prospective customer are unfamiliar or other circumstances exist that may increase the risk that the true identity of the prospective customer cannot be verified through the use of documents. If non-documentary information is used to verify a prospective customer's identity, a written description of the methods and the results of any measures undertaken to verify the identity of a customer must accompany any new account form.

      Within a reasonable time after an account is opened, steps reasonably designed to verify the identity of new customer(s) opening accounts shall be taken. Databases maintained by third party vendors such as DST Systems ("DST"), Equifax, Experian, Lexis/Nexis, or other in-house or custom databases may be used to identify tax identification numbers with respect to which concerns have been raised regarding authenticity or possible fraud or money laundering activity.

      In situations in which the identity of a prospective customer cannot be verified with a reasonable degree of certainty, an account should not be opened. If concerns regarding a customer's identity arise subsequent to the opening of an account, a Legal Hold should be placed on the account until the customer's identity can be verified. In the event a customer's identity cannot be verified within a reasonable time after the account is opened, the account should be closed and the account proceeds distributed to the account owner of record. A written description of the resolution of each substantive discrepancy discovered when verifying prospective customers' identities should be maintained.

      The Funds' recognize that the risk that they may not know a customer's true identity may be heightened for certain types of accounts, such as an account opened in the name of a corporation, partnership or trust that is created or conducts substantial business in a jurisdiction that has been designated by the U.S. as a primary money laundering concern or has been designated as non-cooperative by an international body. The Funds will identify those customers that pose a heightened risk of not being properly identified and will take additional measures to obtain information about the identity of the individuals associated with the customer when standard documentary methods prove to be insufficient.

      If a customer's name matches a name that appears on any list of known or suspected terrorists or terrorist organizations provided to the Funds by a governmental agency or the list generated by the Treasury's Office of Foreign Assets Control ("OFAC"), the AML Compliance Officer will review the information and after consultation with the [General Counsel or President of the Funds] and/or with others will determine if reporting or other action is required.

      Customer Notice. Prospective customers shall be provided with notice on applicable account opening forms to notify them that certain of the information requested from them will be used to verify their identities.

      Accounts of Third Party Intermediaries. "Third Party Intermediaries" include insurance companies, broker-dealers, banks, pension administrators, investment companies and other financial intermediaries that sell a Fund's shares either directly or through insurance products. A Third Party Intermediary may maintain omnibus or network level accounts with a Fund. As a result, Third Party Intermediaries may have contact with investors, process investor account applications and documentation, and accept investor funds. The Funds typically do not know the identity of individual investors participating in the programs; indeed, the nature of these programs usually prohibits the Funds from learning the identity of the investors. For omnibus and network level accounts maintained by Third Party Intermediaries, the Third Party Intermediaries are considered to be the Funds' customers. The Funds are not required to verify the identities of the Third Party Intermediaries' customers.

      Where new Fund accounts come through a Third Party Intermediary and the accounts are registered directly in the name of the Third Party Intermediary's customers, those customers are also considered customers of the Funds. As such, the Funds are responsible for performing the required elements of these CIP Procedures with respect those customers. The Funds may rely on the Third Party Intermediary to perform the Funds' CIP Procedures. To the extent the Funds intend to rely on Third Party Intermediaries to verify customers' identities, the reliance must be reasonable under the circumstances and the Third Party Intermediary must enter into a contract requiring it to certify annually that it has implemented anti-money laundering customer identification program in accordance with applicable requirements and will perform the specific requirements of the Funds' CIP Procedures. The Funds may only rely on those Third Party Intermediaries who are subject to a rule requiring them to implement an anti-money laundering compliance program and is regulated by a Federal functional regulator.
For purposes of these CIP Procedures, each Fund will rely on each other Fund to perform the specific requirements of the CIP Procedures with respect to any prospective customer of a Fund who already is a customer of another Fund.

POLICIES AND PROCEDURES FOR CERTAIN FOREIGN ACCOUNTS

      Due Diligence of Correspondent Accounts for Foreign Financial Institutions. Each Fund, through its Service Providers, shall undertake reasonable efforts to detect and report any known or suspected money laundering conducted through or involving any correspondent account5 maintained by the Fund for a foreign financial institution. Service Providers shall undertake reasonable efforts to:
  determine whether the correspondent account is subject to the enhanced due diligence requirements that apply to accounts maintained for certain foreign banks;
  conduct a risk assessment to determine whether the correspondent account poses a significant risk of money laundering activity;
  consider any publicly available information from U.S. governmental agencies and multinational organizations with respect to regulation and supervision, if any, applicable to the foreign financial institution;
  consider any guidance issued by the Department of Treasury or the Securities and Exchange Commission regarding money laundering risks associated with particular foreign financial institutions and types of correspondent accounts; and
  review public information to ascertain whether the foreign financial institution has been the subject of any criminal action of any nature, or of any regulatory action relating to money laundering, to determine whether the circumstances of such action may reflect an increased risk of money laundering through the correspondent account.

The following additional steps may be taken when dealing with any correspondent account for certain foreign banks:6 enhanced scrutiny, including (a) performing due diligence on the foreign bank's anti-money laundering program, and (b) when appropriate, monitoring transactions through the correspondent account and obtaining information about persons that will have authority to direct those transactions;
  determining whether the foreign bank maintains correspondent accounts for other foreign banks and, if so, document the identity of these other foreign banks and establish policies and procedures for assessing and minimizing risks associated with these accounts; and
  in the case of foreign banks whose shares are not publicly traded, identifying each person who owns, controls or has voting power over 5% or more of any class of the foreign bank's securities and the nature and extent of each such person's ownership interest.
      Due Diligence for Private Banking Accounts for Non-U.S. Persons. Each Fund, through its Service Providers, shall undertake reasonable efforts to detect and report to the AML Compliance Officer and/or appropriate law enforcement authorities, any known or suspected money laundering conducted through or involving any private banking account7 that the Fund maintains for or on behalf of a non-U.S. person. Service Providers shall undertake reasonable efforts to:
  ascertain the identity of all nominal holders and holders of any beneficial ownership interest in the private banking account, including the lines of business and source of wealth of such persons;
  ascertain the source of funds deposited into the account;
  ascertain whether any such holder may be a senior foreign political figure;8 and report to the AML Compliance Officer and/or appropriate law enforcement authorities, any known or suspected violation of law conducted through or involving the private banking account.

      Senior Political Figures. Additional due diligence shall be conducted by each Fund, through its Service Providers, in the case of any private banking account maintained for a senior foreign political figure, including whether transactions in such account involve the proceeds of foreign corruption.9

      Incomplete Due Diligence. If the AML Compliance Officer is notified by a Service Provider that the above procedures cannot be adequately performed, the AML Compliance Officer shall consult with the Service Provider to determine what course of action, if any, should be followed. Examples of such actions include refusing to open an account, filing suspicious activity reports, or closing the account.

NO CASH POLICY

No Fund will accept or disburse cash in connection with an investment in the Fund or the establishment of an account for an investor. For the purposes of this policy, cash includes currency and credit card convenience checks.

EDUCATION AND TRAINING

      In General. The AML Compliance Officer shall attend, and the Funds shall require that other members of the AML Compliance Committee and all relevant employees of the Service Providers to whom the Fund has delegated compliance with this AML Program to attend, anti-money laundering training no less frequently than annually. The purpose of anti-money laundering training is to educate those individuals to recognize the indicia of possible money laundering and to take appropriate actions when such a risk is identified.

      AML training may be conducted at third-party or in-house seminars and may include computer training. The Funds shall require that the level, frequency and focus of the training shall be determined by the responsibilities of the attendees and extent to which their functions bring them into contact with possible money laundering activity. The Funds also shall require that training be relevant to the functions of the attendees and include job-specific guidance.

      AML training shall cover, at a minimum:
  what money laundering is and how it is carried out;
  federal anti-money laundering statutes and regulations, with a particular emphasis on laws and regulations since the last training session;
  the civil and legal penalties associated with money laundering activities;
  what the Fund's obligations are under federal anti-money laundering statutues and regulations;
  reporting and recordkeeping requirements under the Act and BSA;
  an overview of this AML Program, with a particular emphasis on changes in the Program since the last training session;
  potential indicators of money laundering activities and suspicious activity, including recent money laundering schemes;
  steps that should be followed when suspicious activities arise; and
  consequences for not following this AML Program.
      Initial and Continuing Education. A Fund shall require of a Service Provider to whom the Fund has delegated compliance with this AML Program that: (i) new employees of such Service Provider receive AML training upon the commencement of their employment; and (ii) existing employees of such Service Provider receive AML training at the time such employees assume duties that bring them into contact with possible money laundering activities.
Periodic updates on the subject matter covered in the AML training program shall be provided either in the form of a training session or a written bulletin that may be disseminated in paper or electronic format.

      Review. The AML Compliance Officer shall be responsible for reviewing, no less frequently than annually, the AML training described herein.

AUDIT

      Required Annually. This AML Program shall be audited no less frequently than annually.

      Independence Requirement. The audit may be performed by trained members of a Service Provider's audit department who are independent of the personnel working in the areas that are exposed to potential issues related to money laundering activities, or by an independent third party. The audit personnel must be knowledgeable regarding the requirements of the Act, the BSA and money laundering activities.

      Required Items. As part of the audit, the auditor shall:

  test all affected areas to obtain reasonable assurance that the AML Compliance Officer and Fund officers understand and are complying with anti-money laundering policies and procedures;
  annually review the flow of investor funds, account and trading information into and within and among the Funds to determine whether additional elements should be added to the Program;
  review contractual arrangements with Service Providers and the AML Compliance Officer's ongoing evaluation of compliance by Service Providers with their own anti-money laundering programs;
  review the suspicious activity referral, investigation and reporting process;
  review and test compliance with the recordkeeping and record retention procedures; and
  review the substantive adequacy of the training sessions.

      Written Report. The auditor shall prepare a written report documenting the results of the audit, including any deficiencies and recommendations for enhanced compliance with this AML Program. Copies of the report shall promptly be provided to the AML Compliance Officer and each Fund's Board of Directors for their review and consideration and may be provided to the AML Compliance Committee.

APPROVAL & REVIEW

      Initial and Annual Approval. The Board of Directors of each Fund shall approve or ratify the adoption of this AML Program for the Fund and shall review and approve this AML Program no less frequently than annually. The Board of Directors may request and evaluate such information as it deems reasonable and appropriate in connection with its review and approval of this AML Program.

      Interim Amendments. The AML Compliance Officer, in consultation with the AML Compliance Committee, may adopt interim amendments to this AML Program as necessary to comply with legal requirements, subject to ratification by the Board of Directors.

      Record. Any approval or ratification shall be noted in the minutes of the meeting at which such action was taken.

RECORDKEEPING

      General. Each Fund shall maintain records in order to (1) provide an audit trail for law enforcement officials investigating potential money laundering schemes and (2) document the Fund's compliance with all applicable legal and regulatory requirements relating to money laundering.

      Required Records. The AML Compliance Officer shall maintain records documenting each Fund's compliance with this AML Program, including:

  the assurances received from Service Providers regarding the nature and extent of their anti-money laundering programs, as well as other records relating to the evaluation of Service Providers;
  all Suspicious Activity Referral Forms and Suspicious Activity Investigation Forms, and any SARs filed by the Fund, along with all supporting documentation;
  the AML Compliance Officer's annual report to the Board of Directors;
  the minutes from any meeting of the Board of Directors at which this Program was reviewed and approved;
  all documentation relating to education and training under this Program, including the date of each training session, the attendees, the topics covered and the training materials disseminated; and
  the annual audit report prepared by an independent third party.

      Length of Time to Retain Records. The above records must be maintained for a period of five years from the event they document, or such other period as may be required by law, in a readily accessible place. All Suspicious Activity Reports and related documents must be retained for five years from the date of filing.

CERTIFICATION

      Fund officers and such other persons designated by the AML Compliance Officer shall be required, on an annual basis, to certify their knowledge of, and compliance with, the Fund's AML Program. Each such individual shall be asked to execute a statement affirming that he or she has read and understands the policies set forth herein.

Appendix A

ADOPTION OF ANTI-MONEY LAUNDERING PROGRAM

The following funds have adopted this Anti-Money Laundering Program:
1.	Waddell & Reed Advisors Group of Mutual Funds
Waddell & Reed Advisors Asset Strategy Fund, Inc.
Waddell & Reed Advisors Cash Management, Inc.
Waddell & Reed Advisors Continental Income Fund, Inc.
Waddell & Reed Advisors Fixed Income Funds, Inc.
Government Securities Fund
Limited-Term Bond Fund
Waddell & Reed Advisors Funds, Inc.
Accumulative Fund
Bond Fund
Core Investment Fund
Science & Technology Fund
Waddell & Reed Advisors Global Bond Fund, Inc.
Waddell & Reed Advisors High Income Fund, Inc.
Waddell & Reed Advisors International Growth Fund, Inc.
Waddell & Reed Advisors Municipal Bond Fund, Inc.
Waddell & Reed Advisors Municipal High Income Fund, Inc.
Waddell & Reed Advisors New Concepts Fund, Inc.
Waddell & Reed Advisors Retirement Shares, Inc.
Waddell & Reed Advisors Small Cap Fund, Inc.
Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.
Waddell & Reed Advisors Select Funds, Inc.
Dividend Income Fund
Value Fund
Waddell & Reed Advisors Vanguard Fund, Inc.

2.	Ivy Funds, Inc.

3.	W&R Target Funds, Inc.

4.	Waddell & Reed InvestEd Portfolios, Inc.

5.	Ivy Funds

APPENDIX B

ANTI-MONEY LAUNDERING COMPLIANCE OFFICER

Kristen A. Richards serves as the Anti-Money Laundering Compliance Officer for each Fund pursuant to the Anti-Money Laundering Program. She may be contacted as follows:

Name:	Kristen A. Richards
Address:	6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217
E-Mail Address:	krichards@waddell.com
Telephone Number:	(913) 236-1923
Fax Number:	(913) 236-2379

Dated: October 1, 2003

1      Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
2      Financial Crimes Enforcement Network, "Anti-Money Laundering Programs for Mutual Funds," 67 Fed. Reg. 21117 (April 29, 2002).
3      Financial Crimes Enforcement Network, "Customer Identification Programs for Mutual Funds, 68 Fed. Reg. 25131 (May 9, 2003).
4      Treasury proposed rules expanding the definition of a "financial institution" to include certain investment advisers in May 2003. Financial Crimes Enforcement Network, "Anti-Money Laundering Programs for Investment Advisers," 68 Fed. Reg. 23646 (May 5, 2003).
5      Proposed rules issued by Treasury define a "correspondent account" as "an account established to receive deposits from, make payments on behalf of a foreign financial institution, or handle other financial transactions related to such institution." In the release accompanying the proposed rules, Treasury explained that in the case of U.S. bank, the definition would include most types of banking relationships between a U.S. bank and a foreign bank. Additionally, in the case of securities broker-dealers, futures commission merchants and introducing brokers, a correspondent account would include any account that permits the foreign bank to engage in securities or futures transactions, funds transfers or other types of financial transactions. Financial Crimes Enforcement Network, "Due Diligence Anti-Money Laundering Programs for Certain Foreign Accounts," 67 Fed. Reg. 37736 (May 30, 2002).
6      Under proposed Treasury rules, this would include all foreign banks operating under the following types of licenses: (1) an offshore banking license; (2) a banking license issued by a foreign country that is designated a noncooperative by an intergovernmental group or organization of which the United States is a member (e.g., the Financial Action Task Force on Money Laundering) with which designation the United States representative to the group or organization concurs; or (3) a banking license issued by a foreign country that has been designated by the Department of Treasury as warranting special measures due to money laundering concerns. Id.
7      Proposed Treasury rules define a a "private banking account" as "an account (or any combination of accounts) that: (1) Requires a minimum aggregate amount of funds or other assets of not less than $1,000,000; (ii) Is established on behalf of or for the benefit of one or more individuals who have a direct or beneficial ownership interest in the account; and (3) Is assigned to, or is administered or managed by, in whole or in part, an officer, employee, or agent of a covered financial institution acting as a liaison between the covered financial institution and the direct or beneficial owner of the account." Id.
8      "Senior foreign political figure" is defined in the proposed Treasury rules as "(i) A current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise; (ii) A corporation, business or other entity that has been formed by, or for the benefit of, any such individual; (iii) An immediate family member [spouse, parent, sibling, child, or spouse's parent or sibling] of any such individual; and (iv) A person who is widely and publicly known (or is actually known by the relevant covered financial institution) to maintain a close personal or professional relationship with any such individual." Id.
9      Proposed Treasury rules define "proceeds of foreign corruption" to mean "assets or property that are acquired by, through, or on behalf of a senior foreign political figure through misappropriation, theft or embezzlement of public funds, or the unlawful conversion of property of a foreign government, or through acts of bribery or extortion, and shall include other property into which such assets have been transformed or converted." Id.